EXHIBIT 99.1

ICU Medical, Inc. Reports Fourth Quarter and Fiscal Year 2012 Results

Fourth Quarter Revenue Increased 8.1% to $82.7 million

Fourth Quarter Gross Margins Expanded 350 basis points to 50.5%

Full Year 2012 Operating Cash Flow Totaled $66.3 million

SAN CLEMENTE, Calif., Feb. 4, 2013 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, announced today results for the fourth quarter and fiscal year ended December 31, 2012.

Fourth quarter of 2012 revenue increased 8.1% to $82.7 million, compared to $76.5 million in the same period last year. Net income for the fourth quarter of 2012 was $12.3 million, or $0.82 per diluted share, as compared to net income of $17.8 million, or $1.26 per diluted share, for the fourth quarter of 2011. The fourth quarter of 2011 net income included a $12.6 million pre-tax gain, which included $1.6 million of selling, general and administrative ("SG&A") expenses related to the sale of the Orbit product line. Excluding the gain, related SG&A expenses and the related income tax expense, net income for the fourth quarter of 2011 was $9.8 million, or $0.70 per diluted share.

For the fiscal year ended December 31, 2012, revenue increased 4.9% to $316.9 million, compared to $302.2 million in the same period last year. Net income for the fiscal year ended December 31, 2012 was $41.3 million, or $2.80 per diluted share, compared to net income of $44.7 million, or $3.15 per diluted share, for the same period last year. Excluding the gain on sale of assets, related SG&A expenses and the related income tax expense, net income for the fiscal year ended December 31, 2011, was $36.7 million, or $2.59 per diluted share.

"2012 was another year of record financial and operating achievements," said Scott Lamb, ICU Medical's Chief Financial Officer. "Our strong top-line performance during the fourth quarter was driven by robust growth across our oncology, infusion therapy and TEGO products, which was partially offset by the expected decrease in critical care. International sales were up 16%, while domestic sales grew 5.7% year over year. Gross margins expanded 350 basis points to 50.5% as we continued to benefit from a favorable product mix and foreign exchange rates."

"Entering 2013, we believe our enhanced product portfolio and solid balance sheet position us well for profitable growth in 2013 and beyond. We will continue to utilize our strong financial position to enhance shareholder value through investment in innovation and strengthening our operating infrastructure," concluded Mr. Lamb.

Revenues by market segment for the fiscal years ended December 31, 2012 and 2011 were as follows:

(dollars in millions)
Market Segment	2012	2011	Change
Infusion Therapy	$ 215.3	$ 198.9	8.3%
Critical Care	$ 55.5	$ 61.4	-9.6%
Oncology	$ 30.3	$ 24.4	24.2%
Other	$ 15.8	$ 17.5	-10.1%
	$ 316.9	$ 302.2	4.9%

The Company ended the fourth quarter with a healthy balance sheet. As of December 31, 2012, cash, cash equivalents and investment securities totaled $226.2 million and working capital was $296.4 million. Additionally, the Company generated operating cash flow of $66.3 million for the fiscal year of 2012.

Fiscal Year 2013 Guidance

For the full fiscal year of 2013, management expects to generate revenue in the range of $330 million to $340 million, diluted earnings in the range of $2.70 to $2.85 per share, and operating cash flow in the range of $40 million to $50 million.

Conference Call

The Company will be conducting a conference call concerning its fourth quarter and fiscal year results today at 4:30 p.m. EST (1:30 p.m. PST).  The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 90674287. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

Use of Non-GAAP Financial Measures

To supplement our fourth quarter and fiscal year results presented in accordance with Generally Accepted Accounting Principles (GAAP), we have provided additional measures of related SG&A expenses, gain on sale of assets, income from operations, provision for income taxes, net income and diluted net income per share to exclude certain gains and expenses, in connection with the related SG&A expenses, gain and related income tax expense resulting from our sale of assets in 2011 related to our diabetes infusion set product line. We discuss these non-GAAP measures because we believe these metrics provide additional insight into underlying operating results and prospects for the future, allowing investors to assess certain business trends in the same way that these trends are utilized by management in its financial and operational decision making. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.

A reconciliation of non-GAAP measures to GAAP measures for the fiscal year and fourth quarter ended December 31, 2011, is as follows:

Reconciliation of non-GAAP to GAAP SG&A expenses	Q4 2011	2011
Non-GAAP SG&A expenses	$ 20.7	$ 83.7
Expense excluded from non-GAAP SG&A expenses	$ 1.6	$ 1.6
SG&A expenses	$ 22.3	$ 85.3

Reconciliation of non-GAAP to GAAP gain on sales of assets	Q4 2011	2011
Non-GAAP gain on sale of assets	$ --	$ --
Gain excluded from non-GAAP gain on sale of assets	$ (14.2)	$ (14.2)
Gain on sale of assets	$ (14.2)	$ (14.2)

Reconciliation of non-GAAP to GAAP income from operations	Q4 2011	2011
Non-GAAP income from operations	$ 13.1	$ 52.6
Gain excluded from non-GAAP income from operations	$ (12.6)	$ 12.6
Income from operations	$ 25.7	$ 65.2

Reconciliation of non-GAAP to GAAP provision for income taxes	Q4 2011	2011
Non-GAAP provision for income taxes	$ (3.5)	$ (17.1)
Taxes associated with gain excluded from non-GAAP provision for income taxes	$ (4.6)	$ (4.6)
Provision for income taxes	$ (8.1)	$ (21.7)

Reconciliation of non-GAAP to GAAP net income	Q4 2011	2011
Non-GAAP net income	$ 9.8	$ 36.7
Gain, net of taxes, excluded from non-GAAP net income	$ 8.0	$ 8.0
Net income	$ 17.8	$ 44.7

Reconciliation of non-GAAP to GAAP diluted net income per share	Q4 2011	2011
Non-GAAP income from operations	$ 0.70	$ 2.59
Gain excluded from non-GAAP income from operations	$ 0.56	$ 0.56
Income from operations	$ 1.26	$ 3.15

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous drugs and monitor continuous cardiac output of critical care patients. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's being positioned for further investments in its product portfolio and expansion of its market presence and delivering value to shareholders and the statements under the heading ''Fiscal Year 2013 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
(Unaudited)

	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 146,900	$ 99,590
Investment securities	79,259	60,395
Cash, cash equivalents and investment securities	226,159	159,985
Accounts receivable, net of allowance for doubtful accounts of $998 and $1,293 at December 31, 2012 and 2011, respectively	49,127	43,571
Inventories	36,333	40,423
Prepaid income taxes	2,320	5,589
Prepaid expenses and other current assets	7,271	6,759
Deferred income taxes	4,293	4,081
Total current assets	325,503	260,408

PROPERTY AND EQUIPMENT, net	85,937	83,048
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	9,952	11,419
DEFERRED INCOME TAXES	5,642	4,759
	$ 428,512	$ 361,112
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 11,308	$ 13,251
Accrued liabilities	17,810	16,059
Total current liabilities	29,118	29,310

DEFERRED INCOME TAXES	5,247	7,144
INCOME TAX LIABILITY	3,290	4,081
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS' EQUITY:
Convertible preferred stock, $1.00 par value Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value — Authorized — 80,000 shares; Issued 14,855 shares at December 31, 2012 and 2011, outstanding 14,458 shares at December 31, 2012 and 13,871 shares at December 31, 2011	1,486	1,486
Additional paid-in capital	63,770	56,796
Treasury stock, at cost — 397 shares at December 31, 2012 and 984 shares at December 31, 2011	(15,128)	(35,348)
Retained earnings	342,158	300,877
Accumulated other comprehensive loss	(1,429)	(3,234)
Total stockholders' equity	390,857	320,577
	$ 428,512	$ 361,112

ICU MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Year ended December 31,
	2012	2011	2010
REVENUES:
Net sales	$ 316,322	$ 301,642	$ 282,357
Other	547	553	602
TOTAL REVENUE	316,869	302,195	282,959
COST OF GOODS SOLD	160,359	159,841	153,989
Gross profit	156,510	142,354	128,970
OPERATING EXPENSES:
Selling, general and administrative	84,604	85,287	76,636
Research and development	10,630	8,588	4,678
Legal settlement	—	(2,500)	—
Gain on sale of assets	—	(14,242)	—
Total operating expenses	95,234	77,133	81,314
Income from operations	61,276	65,221	47,656
OTHER INCOME	563	1,201	129
Income before income taxes	61,839	66,422	47,785
PROVISION FOR INCOME TAXES	(20,558)	(21,753)	(17,862)
NET INCOME	$ 41,281	$ 44,669	$ 29,923
NET INCOME PER SHARE
Basic	$ 2.90	$ 3.23	$ 2.20
Diluted	$ 2.80	$ 3.15	$ 2.16
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	14,223	13,835	13,611
Diluted	14,725	14,161	13,855

ICU MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended December 31,
	2012	2011
REVENUES:
Net sales	$ 82,534	$ 76,326
Other	138	144
TOTAL REVENUE	82,672	76,470
COST OF GOODS SOLD	40,904	40,517
Gross profit	41,768	35,953
OPERATING EXPENSES:
Selling, general and administrative	20,731	22,283
Research and development	2,220	2,168
Gain on sale of assets	—	(14,242)
Total operating expenses	22,951	10,209
Income from operations	18,817	25,744
OTHER INCOME	125	235
Income before income taxes	18,942	25,979
PROVISION FOR INCOME TAXES	(6,599)	(8,137)
NET INCOME	$ 12,343	$ 17,842
NET INCOME PER SHARE
Basic	$ 0.86	$ 1.29
Diluted	$ 0.82	$ 1.26
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	14,434	13,861
Diluted	15,009	14,114

ICU MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year ended December 31,
	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 41,281	$ 44,669	$ 29,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,001	18,294	17,345
Provision for doubtful accounts	(237)	648	443
Provision for warranty and returns	220	—	—
Stock compensation	5,563	4,016	3,471
Loss (gain) on disposal of property and equipment	212	(42)	338
Gain on sale of assets	—	(14,242)	—
Bond premium amortization	2,585	1,294	1,092
Changes in operating assets and liabilities:
Accounts receivable	(5,395)	6,232	(6,378)
Inventories	4,573	3,170	(3,670)
Prepaid expenses and other assets	(415)	(920)	(2,518)
Accounts payable	(1,536)	2,673	(8,222)
Accrued liabilities	1,199	1,684	1,946
Deferred revenue	—	(254)	(2,135)
Income taxes, including excess tax benefits and deferred income taxes	(780)	(2,735)	1,460
Net cash provided by operating activities	66,271	64,487	33,095
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(19,160)	(15,824)	(23,171)
Proceeds from sale of assets	10	16,201	893
Proceeds from insurance	—	2,781	622
Intangible asset additions	(1,145)	—	—
Purchases of investment securities	(98,876)	(90,502)	(23,382)
Proceeds from sale of investment securities	77,798	41,610	64,670
Net cash provided (used) by investing activities	(41,373)	(45,734)	19,632
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	14,843	7,974	2,517
Proceeds from employee stock purchase plan	2,220	1,828	1,576
Tax benefits from exercise of stock options	4,567	4,288	1,680
Purchase of treasury stock	—	(11,956)	(28,648)
Net cash provided (used) by financing activities	21,630	2,134	(22,875)
Effect of exchange rate changes on cash	782	(147)	(2,250)
NET INCREASE IN CASH AND CASH EQUIVALENTS	47,310	20,740	27,602
CASH AND CASH EQUIVALENTS, beginning of period	99,590	78,850	51,248
CASH AND CASH EQUIVALENTS, end of period	$ 146,900	$ 99,590	$ 78,850
CONTACT: ICU Medical, Inc.
         Scott Lamb, Chief Financial Officer
         (949) 366-2183

         ICR, LLC.
         John F. Mills, Senior Managing Director
         (310) 954-1105